UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 28, 2025
Evolv Technologies Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39417	84-4473840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Totten Pond Road, 4th Floor Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)
(781) 374-8100
Registrant’s telephone number, including area code
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	EVLV	The Nasdaq Stock Market
Warrants to purchase one share of Class A common stock	EVLVW	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
On April 28, 2025, Evolv Technologies Holdings, Inc. (the “Company”), in connection with its restatement of certain historical financial statements, filed with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024 and its Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

On April 28, 2025, the Company also announced its financial results for the fiscal quarter and fiscal year ended December 31, 2024 and fiscal quarter ended September 30, 2024. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated April 28, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolv Technologies Holdings, Inc.

Date: April 28, 2025	By:	/s/ John Kedzierski
	Name:	John Kedzierski
	Title:	Chief Executive Officer